UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	87-0291528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Amapola Ave., Suite 200A,
Torrance, CA 90501	27604
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (310) 895-1839

COPIES TO:

Law Office Of Mary Shea

1701 Broadway, #334, Vancouver, WA 98663

541-450-9943, 360-326-1821

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, Par Value $0.001

(Title of class)

PREFERRED STOCK, Par Value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), and our preferred stock, par value $0.001 per share (the “Preferred Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K; quarterly reports on Form 10-Q; and, current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this Registration Statement to the “Registrant”, the “Company”, “GiveMePower” “we”, “our”, or “us” means GiveMePower Corporation

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This Form 10 contains references to our trademarks, service marks and trade names and to trademarks, service marks and trade names belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this Form 10, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Except as set forth in this Form 10, we do not intend our use or display of other companies’ trade names, service marks or trademarks or any artists’ or other individuals’ names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or persons.

ITEM 1.	BUSINESS

Business Overview

GiveMePower Corporation operates and manages a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  Our financial services division has not started operations, but intends to conduct operations in the areas of private equity and business lending, investing in young black entrepreneurs and seeding their viable business plans and ideas. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

While we are making arrangement to launch each of our business divisions, our cash management policy requires that we actively invest our excess cash into stocks, bonds and other securities through a proprietary trading account established with one of the major stock brokerages.  Thus, we continuously try to dedicate our excess cash holdings to a portfolio of investments in securities, warrants, bonds, or options of public and private companies primarily in specialty biopharmaceutical companies.

Business History

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. GiveMePower was originally incorporated in Alberta, Canada as GiveMePower.com Inc. on April 18, 2000, to sell software and web-based services geared to businesses involved in the design, manufacture, and construction of engineered products throughout North America. Effective September 15, 2000, the Company amended its Articles of Incorporation to change its corporate name to GiveMePower Inc.  The founder of the Company began the implementation of this business plan under his 100%-owned private company, Sundance Marketing International Inc. (Sundance). Sundance has been in existence since 1991 and at one time was a market leader in the distribution of survey, mapping and infrastructure design software in the Canadian marketplace. On April 15, 1999, Mr. Walton entered into a license agreement with Felix Computer Aided Technologies GmbH (Felix) for the exclusive rights to distribute FCAD software in North America.

On December 20, 2000, the Company entered into a Plan and Agreement of Reorganization to undertake a reverse merger with a National Quotation Bureau public company called TelNet World Communications, Inc. (TelNet).  TelNet was originally incorporated in the State of Utah on March 10, 1972 as Tropic Industries, Inc. (Tropic).  Tropic became United Datacopy, Incorporated on February 24, 1987 which became Pen International, Inc. on March 21, 1994 and then TelNet World Communications, Inc. on March 4, 1998.  TelNet had no operations nor any working capital when the Company entered into the reverse merger with it.  GMP acquired the rights, title and interest to the domain name, givemepower.com from Sundance on February 16, 2001.  In addition, Sundance agreed to assign its existing customer base to GMP and further agreed that it would terminate its license agreement with Felix immediately upon GMP securing its own agreement with Felix.  GMP renegotiated the exclusive rights to co-develop, re-brand and distribute FCAD software in North America effective February 16, 2001.  Effective July 5, 2001 the Company changed the name of TelNet to GiveMePower Corporation and changed the domicile from Utah to Nevada.

The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

The financial statements of the Company include its wholly owned subsidiary of Alpharidge.

Following the transaction, the Company appointed Mr. Frank I Igwealor as President and CEO. The Company’s principal executive office is located at 370 Amapola Ave., Suite 200A, Torrance, CA 90501.   The Company’s main telephone number is (310) 895-1839.

Current Business and Organization

The Company, through its three wholly owned subsidiaries, Alpharidge Capital, LLC (“Alpharidge”), Malcom Wingate Cush Franklin LLC (“MWCF”), and Opportunity Zone Capital LLC (“OZC”), seeks to empower black persons in the United States through financial tools and resources as follows:

•         Alpharidge and OZC Real estate operations – Real estate operations would consist primarily of rental real estate, affordable housing projects, opportunity zones, other property development and associated HOA activities. OZC development operations would be primarily through a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities, and raw land for residential development; and

•         MWCF financial empowerment – MWCF would utilize operate the tools of financial education/training,  mergers and acquisitions, private equity and business lending to invest and empower young black entrepreneurs, seeding their viable business plans and ideas and creating jobs in their communities. MWCF is primarily focused on: (1) creating and empowering local black businesses in urban America;  and (2) creating real estate in opportunity zones and other distressed neighborhood across America.

•         Cash Management, Opportunistic and Event-Driven Investments:    We keep no more than 10% of our total assets in liquid cash or investments portfolio, which is actively managed by our directors and officers and invest primarily in equity investments on a long and short basis.  Our cash management policy which requires that we actively invest our excess cash into stocks, bonds and other securities is intended to provide us greater levels of liquidity and current income.  We use proprietary trading models to capitalize on real-time market anomalies and generate ongoing income in the forms similar to hedge funds.  Where necessary, we use seeded entities to pursue real-time market transactions in publicly traded securities including but not limited to stocks, bonds, options, futures, forex, warrants, and other instruments.

Biopharmaceutical Investments

Our specialty biopharmaceutical portfolio is focused on building portfolio of viable biopharmaceutical businesses and operations with interests on commercializing novel products that address significant patient needs. The Company invests mainly in research-based biopharmaceutical company, discovers, develops, and commercializes medicines in the areas of unmet medical needs in the United States, Europe, and internationally.  Once we have accumulated or built sufficient biotechnology assets under management, we to become vertically integrated biopharmaceutical holdings with operational capacity to turnaround distressed biotech companies, such as those that failed 2nd and 3rd phase of clinical trials.  We intend to build upon a cost-conscious financial model designed to control/reduce cost, streamline operations, manage and improve the fortunes of distressed / failed biopharma businesses on lean budget. The company makes concentrated direct investments in these distressed biopharma businesses through the public market as well as through the private market channels.   Opportunistically, we will focuses on the acquisition of undervalued biotechnology companies especially those that failed 2nd and 3rd phase of clinical trials, where time, capital and sound strategy can rescue a business and restore value, preserving jobs in America and around the world while simultaneously providing demonstrated returns to investors.

Mezzanine Finance to Empower Black Entrepreneurs

Mezzanine Finance. The planned Mezzanine finance operation intends to fund black entrepreneurs, or invest in operating black owned-companies.  It acts as a bridge loan (“down-payment, or owner’s equity contribution”) with equity characteristic that help borrowers to qualify for bigger loans from traditional lenders. The mezzanine debt of middle-market companies are arranged through privately negotiated transactions. These investments would be generally structured to earn current income through interest payments and may also include return enhancements such as warrants or other equity-linked securities.  Our Mezzanine Finance would look like convertible debts, but is unique because it requires borrowers to subject themselves to periodic financial education/training recommended by Givemepower.

Private Equity Operations

The Company’s Private Equity Operations is focused on running businesses more efficiently, giving employees conducive and friendly workplace and adding value to shareholders by reducing operational excesses by eliminating inefficient use of resource; and identifying and executing growth strategies in companies it controls.  We believe that making money and making the world a better place are not mutually exclusive concepts. The firm offers a unique approach that combines innovative financial models, restructuring techniques and the operational expertise necessary to rebuild businesses facing complex problematic circumstances.

Many black-owned businesses are suffering under current economic and health environment. These challenging conditions often mean the need to improve operations from the ground up; the situations require equal concentration and adeptness between financial engineering and operational execution. Thus, the company rescues, restructures and breathes new life into biotechnology or other companies left for dead.   The company buys entire or controlling stake in companies with undervalued businesses/assets, transform the businesses and sell the same for profit or hold it for long term.

Opportunistic private equity activities: Our private equity primarily focuses on local businesses in urban America and real estate in opportunity zones and other distressed neighborhood across urban America:   (1) Private Equity.   We intend to pursue private equity transactions across the United States including leveraged buyout acquisitions of companies and assets, funding of viable black entrepreneurs and start-up businesses in established industries, transactions involving turnarounds, minority investments, and partnerships and joint-ventures in viable industries; and (2) Real Estate Operation.   We intend to operate in lodging, urban office buildings, residential properties, distribution and warehousing centers and a variety of real estate assets and businesses. Our planned real estate operation will have a macro approach, diversified across a variety of sectors and geographic locations.

We identify and acquire businesses which fit our acquisition criteria, then restructure the businesses or improve their operations and sell them for profit or hold them for cash flow.   We intend to acquire and operate small-to-middle market businesses, properties and assets in select industries and communities or “emerging domestic markets” for direct acquisitions or investments in equity or debt.  We will seek to acquire controlling interests in businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us an attractive purchaser of their businesses. We will also seek to acquire under-managed or under-performing businesses that we believe can be improved under the guidance of our management team and the management teams of the businesses that we will acquire in the future. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

We plan to utilize our community-centered and cost-management business process model to grow our capital base and achieve a long-term growth. We intend to operate a multi-stage investment approach with emphasis on running acquired businesses more efficiently, giving employees more conducive and friendly workplace and adding value to shareholders by identifying and reducing excesses and also identifying and executing growth strategies in companies we control.  The company intends buy entire or controlling stake in companies with undervalued businesses, restructure the businesses, and sell the same for profit or hold it for cash flow.   We believe that our management and acquisition strategies will allow us to achieve our goals of creating sustainable earnings growth for our shareholders and increasing shareholder value over time through investments in assets, projects and businesses build healthy communities where every-day Americans live and work.

Notwithstanding the visions articulated above, there are no guarantees that we could be able to raise sufficient capital to execute all parts of our business plans.  We are a small company with limited sales and commission fee revenue and operations, minimal assets and accumulated deficits.

Size of Our Market Opportunity

Biopharmaceuticals are substances that are produced using living organisms, such as microorganisms and animal cells, and have a high-therapeutic value. These large and complex molecular drugs are also known as biologics and biotech drugs. The global biopharmaceuticals market accounted for $186 billion in 2017, and is projected to reach $526 billion by 2025, registering a CAGR of 13.8% from 2018 to 2025.

The global biopharmaceuticals market is driven by various factors, such as increase in elderly population, surge in prevalence of chronic diseases such as cancer and diabetes, and increase in adoption of biopharmaceuticals globally. Furthermore, rise in strategic collaborations among biopharmaceuticals companies is also anticipated to supplement the growth of the biopharmaceuticals industry.

High costs associated with drug development and their threat of failure are factors anticipated to restrain the growth of the global biopharmaceuticals market. Conversely, emerging economies, such as India and China, are anticipated to provide lucrative growth opportunities to the key players involved for business expansion in the global biopharmaceuticals market during the forecast period.

The global biopharmaceuticals market is segmented based on type, application, and region. On the basis of type, the market is divided into monoclonal antibody, interferon, insulin, growth and coagulation factor, erythropoietin, vaccine, hormone, and others. By application, it is categorized into oncology, blood disorder, metabolic disease, infectious disease, cardiovascular disease, neurological disease, immunology, and others. Region-wise, it is analyzed across North America, Europe, Asia-Pacific, and Latin America Middle East and Africa (LAMEA).

We believe that the financial engineering functionalities and operational management capabilities offered by our management team position us to benefit from this growing market. Further, as we plan to grow our team, we believe that we may have opportunities to capitalize on the short-term failures of several biopharmaceutical businesses to acquire valuable assets on the cheap and then derive value by applying our proprietary financial and operational model.

 Strategy

Strategically, the company intends to be a pragmatic acquirer/investor that acquires companies with high growth/significant profitability prospects and strong cash flow characteristics but lacked the necessary expertise and skill-sets to position the company for growth and significant profitability. GiveMePower Corporation focuses on sectors and businesses in which it can implement changes and execute agendas effectively within a given time period.  Major targets include Wholesale, distribution, retail, medical, automotive, energy, power, healthcare, industrial, infrastructure, real estate, telecommunications, emerging technology, and media businesses.

Our process involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring a company we will attempt to grow the company both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we will seek to grow the earnings and cash flow of acquired companies and, in turn, grow distributions to our shareholders and to increase shareholder value. We believe we can increase the cash flows of our businesses by applying our intellectual capital to continually improve and grow our future businesses.

We will seek to acquire and manage small to middle market businesses, which we generally characterize as those that generate annual cash flow of up to $10 million. We believe that the merger and acquisition market for small to middle market businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We also believe that significant opportunities exist to improve the performance and augment the management teams of these businesses upon their acquisition.  We will rely on the expertise of our management team to identify opportunities and acquire entire or controlling interest in companies with high growth/significant profitability prospects and strong cash flow characteristics but lacked the necessary financial and operational expertise and skill-sets to realize their full potentials.  The targets will be dynamic businesses in their respective industries with very good EBDITA and strong operation, but just needed the right financial tune-up and composite restructuring to run better operatively and at optimal significant profitability.  The company intends to apply its optimized cost management/control program to acquired/controlled companies, to realize leaner and more efficient operation and better significant profitability.

Our Management Strategy

Our edge is the ability to leverage the expertise of our key managers in cost control, process improvement, and synergetic collaboration across businesses and industries to create value, improve margins, and optimize overall performance of acquired companies. GiveMePower Corporation adopts a conservative approach to acquisitions and investment; it normally considers companies that sell close to or below their industry average multiples for investment or acquisition.   GiveMePower Corporation also seeks and acquires assets and businesses that help it achieve vertical integration in its industry.

We will build a team talented in synchronizing optimized business processes across industries and disciplines from target identification, due diligence, through portfolio company restructuring, resulting in better resources allocation and cash-flow, higher significant profitability, and superior returns to shareholders and investors.   In general, our officers will oversee and support the management team of our acquired businesses by, among other things:

•         recruiting and retaining talented managers to operate our future businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

•         regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;

•         assisting management of our businesses in their analysis and pursuit of prudent organic growth strategies;

•         identifying and working with management to execute on attractive external growth and acquisition opportunities;

•         identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;

•         providing the management teams of our future businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and

•         forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

We believe that our long-term perspective provides us with certain additional advantages, including the ability to:

•         recruit and develop talented management teams for our future businesses that are familiar with the industries in which our future businesses operate and will generally seek to manage and operate our future businesses with a long-term focus, rather than a short-term investment objective;

•         focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;

•         create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;

•         achieve exposure in certain industries in order to create opportunities for future acquisitions; and

•         develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our management team identify and recruit qualified employees for our businesses.

Acquisition Strategy

We use conservative approach to acquisitions and investment.  We consider companies that sell at close or below their book values.  Our acquisition strategies involve the acquisition of businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our investment. In so doing, we expect to benefit from our management team’s ability to identify diverse acquisition opportunities in a variety of industries, perform diligence on and value such target businesses, and negotiate the ultimate acquisition of those businesses. We believe our Chief Executive Officer has relevant experience in managing small to middle market businesses. We also believe that based on his experience and qualifications, our Chief Executive Officer will be able both to access a wide network of sources of potential acquisition opportunities and to successfully navigate a variety of complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buy-outs and reorganizations. In addition, we intend to pursue acquisitions of under-managed or under-performing businesses that, we believe, can be improved pursuant to our management strategy.

We believe that the merger and acquisition market for small to middle market businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices relative to larger market transactions.  We intend to generate sustainable returns to our investors on investments while at the same time helping to rebuild communities across the United States.  To achieve this goal we intend to implement a platform similar to a vertically integrated distressed private equity company with in-house operational turnaround expertise capable of managing and transforming the fortunes of distressed companies we intend to acquire.

In addition to acquiring businesses, we expect to also sell businesses that we own from time to time when attractive opportunities arise. Our decision to sell a business will be based on our belief that the return on the investment to our shareholders that would be realized by means of such a sale is more favorable than the returns that may be realized through continued ownership. Our acquisition and disposition of businesses will be consistent with the guidelines to be established by our company’s board of directors from time to time.

Provided we can raise additional funds, in the future, we intend to expand the geographic footprint of our business to include states outside California.

Once we are adequately capitalized (e.g., raised up to $2 million), our operations will be conducted on six platforms comprising of Biopharmaceutical, Private Equity, Real Estate.

The company intends to be a pragmatic acquirer/investor that acquires companies with high growth/significant profitability prospects and strong cash flow characteristics but lacked the necessary expertise and skill-sets to position the company for growth and significant profitability. GiveMePower Corporation focuses on sectors and businesses in which it can implement changes and execute agendas effectively within a given time period.  Major targets include biopharmaceutical, wholesale, distribution, retail, medical, automotive, energy, power, healthcare, industrial, infrastructure, real estate, telecommunications, emerging technology, and media businesses.

Our edge is the ability to leverage the expertise of our key managers in cost control, process improvement, and synergetic collaboration across businesses and industries to create value, improve margins, and optimize overall performance of acquired companies. GiveMePower Corporation adopts a conservative approach to acquisitions and investment; it normally considers companies that sell close to or below their industry average multiples for investment or acquisition.   GiveMePower Corporation also seeks and acquires assets and businesses that help it achieve vertical integration in its industry.

Acquisition Candidates Identified

We have so far identified several businesses that fit our acquisition criteria including three aftermarket auto parts retail businesses.  While we have done some due diligence on the identified targets, we have not entered into any agreement with the sellers concerning these targets.  We currently do not have enough capital to buy even one of the businesses. In addition, there are no guarantees that the targets would still be available by the time we are able to raise enough capital to effect acquisition.

Financing Strategy

For its mergers and acquisition, the Company intends to use the maximum amount of debt possible on each acquisition.  The Company expects our debt financing will be in the range of approximately 45% to 95% of the aggregate value of targeted business, operation, investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

Our proprietary trading account utilizes Regulation T margin in its trading accounts.  We plan to upgrade to “Portfolio Margin” because of the flexibilities accorded to that by the broker-dealers.

In addition, debt financing may be used from time to time for property improvements, lease inducements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual business operation or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 75% or more than 95% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to 150% of the value of Company assets.

Notwithstanding the above, depending on market conditions and other factors, management may choose not to place debt on our portfolio or assets and may choose not to borrow to finance operations or to acquire businesses. The Company financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase businesses.

Line of Credit From a Related Party

Line of Credit 1 – On September 15, 2019, the Company entered into a line of credit (LOC) agreement in the amount of with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. We could borrow up to $190,000 from the line.  The maturity date of the line of credit was February 15, 2020 originally. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. On February 28, 2020, the Company amended its line of credit agreement with Goldstein Franklin, Inc. to increase the amount to $190,000 and extend the maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date.  As at June 30, 2020, we have drawn a total of $160,801 from this LOC.

On May 5, 2020, the Company entered into a line of credit (LOC) agreement in the amount of $1,500,000 with maturity date of May 4, 2025 with Los Angeles Community Capital, an entity controlled by the Company’s CEO. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date.   Draws from the LOC would be used to acquire physical or real properties only.  Terms of the LOC include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan.

On May 20, 2020, the Company borrowed $221,498 from a Company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County.  The loan bears zero percent interest and the maturity is May 4, 2025.  As at June 30, 2020, we have drawn a total of $221,498 from this LOC.

Line of credit from related party consisted of the following:

August 30, 2019 (date of formation) to June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
September 2019 (line of credit) - line of credit with maturity date of February 2020 was amended 2/28/2021 to extend maturity date to 2/28/2021with unpaid principal balance and accrued interest payable on the maturity date.	$160,801	163,201	41,200

Furthermore, on May 20, 2020, the Company borrowed $221,498 from a Company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County. The loan bears zero percent interest and the maturity is May 4, 2025.	$221,498	0	0
Total Line of credit - related party	$382,299	163,201	41,200

Competition

The industry in which the Company operates is highly competitive. Many management companies offer similar products and services for business rollups and consolidations. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out acquisition, operations and restructuring efforts. We hope to maintain our competitive advantage by keeping abreast of market dynamism that is face by our industry, and by utilizing the experience, knowledge, and expertise of our management team.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger capital-base, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging opportunities and changes in customer requirements or devote greater resources to the development, acquisition and promotion. Increased competition could result in us failing to attract significant capital or maintaining them. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

Employees

As at June 11, 2020, we have one (1) full time non-salaried employee in the person of Mr. Frank I Igwealor who is the sole member of our management team.  We also have three part-time employees who work various hours to help us achieve our goals.  Most of our part-time staff will devote their time as needed to our business and are expect to devote at least 15 hours per week to our business operations.  None of our employees is subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

For the immediate future, we intend to use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We may use independent contractors and consultants once we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and marketing needs.

The Company has no written employment contract or agreement with any person. Currently, we are not actively seeking additional employees or engaging any consultants through a formal written agreement or contract. Services are provided on an as-needed basis to date. This may change in the event that we are able to secure financing through equity or loans to the Company.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. With the exception of the biopharma industry, the development and operation of most of our business is not subject to special regulatory and/or supervisory requirements.

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Givemepower Corporation and its subsidiary, Alpharidge Capital LLC may be deemed an Investment Company Under the 1940 Act

The staff of the Division of Investment Management of the Securities and Exchange Commission (the “SEC”) has informed us that both Givemepower and Alpharidge may be investment companies subject to regulation under the Investment Company Act.  This information has propelled us to start preparing for the Investment Company registration process.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that Givemepower Corporation will not be deemed to be an investment company under the 1940 Act. If Givemepower Corporation or Alpharidge is to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with other businesses and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

Although we strongly believe that both Givemepower Corporation and Alpharidge would not be deemed to be an Investment Company Under the 1940 Act, we are currently evaluating the costs and processes to register under the 1940 Act.  Meanwhile, both companies will immediately stop current investment activities, sell all the investment securities and rearrange their business/investment strategies to focus mainly on the other parts of their business plan including operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources.

We strongly believe that both Givemepower Corporation and Alpharidge would not be deemed to be an Investment Company Under the 1940 Act.  A person will generally be deemed to be an "investment company" for purposes of the 1940 Act if:

• it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

• absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

On the first test, neither Alpharidge nor Givemepower Corporation holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities.  We believe that we will be engaged primarily in the business of operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources.

On the second test, as at June 30, 2020 Givemepower does not own or propose to acquire investment securities having a value exceeding 40% of the value of its total assets on an unconsolidated basis.  As at June 30, 2020, the Company has a total assets of $368,883 of which $47,368 was Trading Securities.  The ratio of 47368/368883 is equal to 12.84%.  The value of Givemepower investment portfolio is 12.85% of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

The same test as above applied to Alpharidge because the trading account itself belonged to Alpharige.  Thus, on the second test, as at June 30, 2020 Alpharidge does not own or propose to acquire investment securities having a value exceeding 40% of the value of its total assets on an unconsolidated basis.  As at June 30, 2020, the Company has a total assets of $368,883 of which $47,368 was Trading Securities.  The ratio of 47368/368883 is equal to 12.84%.  The value of Alpharidge investment portfolio is 12.85% of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

Above test and analysis notwithstanding, we have started preparation to register under the act even though we do not primarily intend to engage in the business of investing, reinvesting or trading in securities. We also believe that the primary source of income from each of our business platform will be properly characterized as income earned from net revenue of in exchange for the provision of services. We intend to hold ourselves out as a business acquirer and do not propose to engage primarily in the business of investing, reinvesting or trading in securities.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. Going forward, we intend to conduct our operations so that neither Givemepower Corporation nor Alpharidge Capital LLC would be deemed to be an investment company under the 1940 Act.

If either Givemepower Corporation or Alpharidge Capital LLC is to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with other businesses and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

ITEM 1A.	RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Business and Industry

1.       We are a small company with limited history and we may not be able to manage our future businesses on a profitable basis.

As the result of the transaction consummated on December 31, 2019, Alpharidge Capital LLC became the Company’s wholly owned operating subsidiary and the business of Alpharidge Capital LLC became the Company’s sole business operations.  Our management team will manage the day-to-day operations and affairs of our company and oversee the management and operations of our future businesses, subject to the oversight of our board of directors. If we do not develop effective systems and procedures, including accounting and financial reporting systems, to manage our operations as a consolidated public company, we may not be able to manage the combined enterprise on a profitable basis, which could adversely affect our ability to pay distributions to our shareholders.

2.      We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

3.      If we fail to develop and commercialize new products or expand the indications for existing products, our prospects for future revenues and our results of operations may be adversely affected.

The success of our biopharmaceutical business depends on our ability to introduce new products as well as expand the indications for our existing products to address areas of unmet medical need. The launch of commercially successful products is necessary to cover our substantial R&D expenses and to offset revenue losses when our existing products lose market share due to various factors such as competition and loss of patent exclusivity, as well as to provide for the growth of our business. There are many difficulties and uncertainties inherent in drug development and the introduction of new products. The product development cycle is characterized by significant investments of resources, long lead times and unpredictable outcomes due to the nature of developing medicines for human use. We expend significant time and resources on our product pipeline without any assurance that we will recoup our investments or that our efforts will be commercially successful. A high rate of failure is inherent in the discovery and development of new products, and failure can occur at any point in the process, including late in the process after substantial investment. For example, see “We face risks in our clinical trials, including the potential for unfavorable results, delays in anticipated timelines and disruption, which may adversely affect our prospects for future revenue growth and our results of operations.” We cannot state with certainty when or whether any of our product candidates under development will be approved or launched; whether we will be able to develop, license or acquire additional product candidates or products; or whether any products, once launched, will be commercially successful. Failure to launch commercially successful new products or new indications for existing products could have a material adverse effect on our future revenues, results of operations and long-term success.

4.       We  may in the future engage in, business acquisitions, licensing arrangements, collaborations, disposals of our assets and other strategic transactions, which could cause us to incur significant expenses and could adversely affect our financial condition and results of operations.

We may in the future engage in, business acquisitions, licensing arrangements, collaborations, disposals of our assets and other transactions, as part of our business strategy. We may not identify suitable transactions in the future and, if we do, we may not complete such transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. For example, if we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We also may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities.

5.       We have reported limited revenue and net profits, and there can be no assurance that we will ever generate significant revenue or net income.

We have limited operating history upon which an evaluation of our future prospects can be made. For the year ended December 31, 2019, we have reported net profit of $6,188.  Our prospects of generating significant revenue and becoming a profitable company must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the mergers, acquisition and turnaround industry.   No assurance can be given that we will have significant net income in future periods or ever generate significant revenue.  Our ability to achieve and maintain significant profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure adequate financing for our acquisitions and investments, identify attractive targets, attract managerial talents and produce effective business-turnaround models for the businesses we acquire. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of the outstanding shares of our common stock.

6.       We have little or limited operating history and relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

You must consider our business and prospects in light of the risks and difficulties we will encounter as a small company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

7.       Difficult market conditions can adversely affect our business in many ways, including by reducing the value or performance of the investments, reducing the ability of the portfolio companies we acquire to raise or deploy capital and reducing the volume of the transactions involving acquisitions, restructuring and turnaround, each of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business will be materially affected by conditions in the global financial markets and economic conditions throughout the world that are outside our control, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions. In the event of a market downturn, each of our businesses could be affected in different ways. Our significant profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions.

Our investment activities may be affected by reduced opportunities to exit and realize value from businesses and by the fact that we may not be able to find suitable investments for our officers to effectively deploy capital, which could adversely affect our ability to raise new funds. During periods of difficult market conditions or slowdowns in a particular sector, companies in which we invest may experience decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. During such periods, these companies may also have difficulty in expanding their businesses and operations and be unable to meet their debt service obligations or other expenses as they become due, including expenses payable to us. In addition, during periods of adverse economic conditions, we may have difficulty accessing financial markets, which could make it more difficult or impossible for us to obtain funding for additional investments and harm our investments, assets and operating results. A general market downturn, or a specific market dislocation, may result in lower return on investment, which would adversely affect our revenues. Furthermore, such conditions would also increase the risk of default with respect to our mezzanine debt investments.

8.       Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

                We will need additional cash to fund our operations on an ongoing basis.   Our capital needs will depend on numerous factors, including market conditions and our significant profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund acquisitions, investments, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

                If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

9.       Having only two directors limits our ability to establish effective independent corporate governance procedures.

We have only two directors who also serve as the Company’s officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a vote of the board members is decided in favor of our president, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

10.    Our officers and directors have relevant, but limited experience in the mergers, acquisition and turnaround industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Our officers and director relevant, but limited practical experience in the biopharmaceutical industry, mergers, acquisition and business turnaround; they have worked alongside others in a team environment to successfully manage other businesses, mergers, acquisition and turnaround opportunities. Our managements’ limited experience could hinder their ability to successfully develop strategies that will result in successful operation, or to secure acquisition/investment financing. It is likely that our management's limited experience with mergers, acquisition, turnaround and financing could hinder our ability to earn significant revenue. Each potential investor must carefully consider the limited experience of our officers and director before purchasing our common stock.

11.    Key management personnel may leave us, which could adversely affect our ability to continue operations.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, we are entirely dependent on the efforts of Frank Igwealor, our president and chief executive officer and Managing Director. The loss of our officers and President and CEO, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. We believe that we have made all commercially reasonable efforts to minimize the risks attendant with the departure by key personnel and we plan to continue these efforts in the future. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. Mr. Igwealor has been, and continues to expect to be able to commit approximately 15 hours per week of his time, to the development of our business plan in the next six months. If he is required to spend additional time with his outside employment, he may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in business failure.

We do not maintain key person life insurance on our officers and President and CEO.  The loss of any of our management or key personnel could seriously harm our business.

12.    Our future success is dependent on our employees and the management team of our target businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

The future success of our businesses also depends on the respective management teams of those businesses because we intend to operate our businesses on a holding-company-subsidiary basis, each subsidiary being run by independently, primarily relying on their existing management teams for management of our businesses’ day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our future businesses. We will seek to provide these individuals with equity incentives in our company and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

In addition, we may have difficulty effectively integrating and managing future acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

13.    If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our future performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and we are aware that our competitors will directly target our employees. Our ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We intend to develop and maintain a rigorous, highly selective and time-consuming hiring process. We believe that our planned approach to hiring will significantly contribute to our future success. As we execute our business plan, our hiring process may prevent us from hiring the personnel we need in a timely manner.  If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to operate effectively.

14.    If we are unable to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officer, we may not be able to retain or motivate key personnel or hire qualified personnel.

Our most important asset is our people, and our success will be highly dependent upon the efforts of our officers, directors and other professionals. Our future success and growth will depend to a substantial degree on our ability to retain and motivate our officers, senior managers and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new officers.

We might not be able to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officers. Therefore, in order to recruit and retain existing and future officers, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new officers over time, we may increase the level of compensation we pay to our officers, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our significant profitability. In addition, issuance of equity interests in our business to future officers would dilute existing public shareholders’ stake.

We plan to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. The effects of becoming public, including potential changes in our compensation structure, could adversely affect this culture. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

15.    Because we intend to make equity awards to our employees on an ongoing basis, these equity awards to employees will be dilutive to the book value of investors’ shares of our common stock.

We intend to make equity awards to all of our employees on an ongoing basis as an incentive to unlock the talents and dedication of all of our employees to contribute to our success.   These ongoing equity awards to employees will be dilutive to the book value of investors’ shares of our common stock.  These equity awards will surely result in dilution to investors.  “Dilution” represents the difference between the selling price of the shares of our common stock and the net book value per share of common stock. "Net book value" is the amount that results from subtracting total liabilities from total assets.

16.    Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and Finra rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

17.    Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.   In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.   We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting.   Responsibility for all accounting issues at present rest with Mr. Igwealor, our President, Chief Executive Officer and Chief Financial Officer, which may be deemed to be inadequate.   Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate.   In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.   Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information.

18.    If we are unable to obtain additional funding our business operation will be harmed; and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of December 31, 2019, we had $500 of cash on hand. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

19.    In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

20.    Our use of leverage to finance our business will expose us to substantial risks, which are exacerbated by our use of leverage to finance investments.

It is our intention to eventually use a significant amount of borrowings to finance our business operations as a public company.  That will expose us to the typical risks associated with the use of substantial leverage, including those discussed below under. These risks are exacerbated by our use of leverage to finance acquisitions and investments. Our use of substantial leverage as a public company, coupled with the leverage to be used by many of our portfolio businesses to finance operations and investments, could also stop us obtaining a decent credit ratings from the rating agencies, which might well result in an increase in our borrowing costs and could otherwise adversely affect our business in a material way.

21.    Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

Because many of the private equity and real estate investments we intend to make would rely heavily on the use of leverage, our ability to achieve attractive rates of return on investments will depend on our ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute 70% or more of a portfolio company's or real estate asset's total debt and equity capitalization, including debt that may be incurred in connection with the investment. An increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would make it more expensive to finance those investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all, when completing an investment.

Ownership or investments in highly leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

•         give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity's ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

•         limit the entity's ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors who have relatively less debt;

•         limit the entity's ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•         limit the entity's ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt.

The mezzanine finance component of our business plan may choose to use leverage as part of its investment programs and regularly borrow a substantial amount of the capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the portfolio.  We may borrow money from time to time to purchase or carry businesses, properties or securities. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the businesses, properties or securities purchased or carried, and will be lost—and the timing and magnitude of such losses may be accelerated or exacerbated—in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause our enterprise value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, our enterprise value could also decrease faster than if there had been no borrowings.

Any of the foregoing circumstances could have a material adverse effect on our financial condition, results of operations and cash flow.

22.    The due diligence process that we undertake in connection with investments may not reveal all facts that may be relevant in connection with that investment.

Before we acquire any business or make private equity and other investments, we intend to conduct due diligence that is deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that we will carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful.

23.    We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small to middle market businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate in order to remain competitive. Alternatively, we may determine that we cannot pursue on a cost effective basis what would otherwise be an attractive acquisition opportunity.

24.    We may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

In order to make future acquisitions, we intend to raise capital primarily through debt financing at our company level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in our company or our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at our company level. The sale of additional common shares will also be subject to market conditions and investor demand for the common shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

25.    We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our shareholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and significant profitability.

26.    Our community-empowerment and job-creation projects involves investments in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of our principal investments.

We intend to make most of our community-empowerment and job-creating investments in private businesses whose securities are not publicly traded. In many cases, these investments may remain illiquid for a period of time. We will generally not be able to easily exit from such investment until the investee’s securities are registered under applicable securities laws, or unless an exemption from such registration is available. Our ability, particularly our private equity operation’s, to dispose of investments will be heavily dependent on the public equity markets.  Even when investee’s securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the intended disposition period. Accordingly, under certain conditions, we may be forced to either sell securities at lower prices than we would have expected to realize or defer—potentially for a considerable period of time—sales that we had planned to make. We intend to make significant principal investments in our community-empowerment and job-creation projects. Contributing capital to these investments is risky, and we may lose some or the entire principal amount of our investments.

27.    Our community-empowerment and job-creation projects may sometimes make investments in companies that we do not control.

Our community-empowerment and job-creating investments will often include debt instruments and equity securities of companies that we do not control. We may acquire such instruments and securities primarily through purchases of securities from the issuer. In addition, we may dispose of a portion of our majority equity stake in portfolio community-empowerment and job-creation businesses over time in a manner that results in GiveMePower Corporation retaining a minority investment. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our community-empowerment and job-creation interests. If any of the foregoing were to occur, we may be forced to liquidate our investments prematurely and our financial condition, results of operations and cash flow could suffer as a result.

28.    In the future, we will seek to enter into a credit facility to help fund our acquisition capital and working capital needs. This credit facility may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for distributions to our shareholders.

Following the identification of a platform acquisition, we will seek to enter into a credit facility with a third party lender. Our proposed third-party credit facility will likely require us to pay a commitment fee on the undrawn amount. Our proposed third-party credit facility will contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lender could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders. Such debt may be secured by our assets, including the stock we may own in businesses that we may acquire in the future and the rights we have under intercompany loan agreements that we may enter into in the future with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we may acquire in the future and distributed or paid to our company. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

29.    System failures could harm our business.

Our systems may be vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunication failures, computer viruses, computer denial of service attacks or other attempts to harm our system, and similar events. Some of our data centers may be located in areas with a high risk of major earthquakes. Our data centers are also subject to break-ins, sabotage and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers could result in lengthy interruptions in our service. Any damage to or failure of systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our system is unreliable.

30.    Operational risks may disrupt our businesses, result in losses or limit our growth.

We may rely heavily on our financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to our investment funds, regulatory intervention or reputational damage.

In addition, we plan to operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Finally, we may rely on third-party service providers for certain aspects of our business, including for certain information systems and technology and administration of our hedge funds. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of the funds' operations and could impact our reputation and hence adversely affect our businesses.

31.    Acquisitions could result in operating difficulties, dilution and other harmful consequences.

Our business plan is significantly dependent upon acquisitions of other businesses, assets, and properties.  We do not have a great deal of experience acquiring companies. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions. From time to time, we may engage in discussions regarding potential acquisitions. Any of these transactions could be material to our financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and is risky. The areas where we may face risks include:

•         The need to implement or remediate controls, procedures and policies appropriate for a larger public company at companies that prior to the acquisition lacked these controls, procedures and policies.

•         Diversion of management time and focus from operating our business to acquisition integration challenges.

•         Cultural challenges associated with integrating employees from the acquired company into our organization.

•         Retaining employees from the businesses we acquire.

•         The need to integrate each company’s accounting, management information, human resource and other administrative systems to permit effective management.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. Also, the anticipated benefit of many of our acquisitions may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

32.    Our real estate investments/operations will be subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

Our planned investments in real estate will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include those associated with the burdens of ownership of real property, general and local economic conditions, changes in supply of and demand for competing properties in an area (as a result for instance of overbuilding), fluctuations in the average occupancy and room rates for hotel properties, the financial resources of tenants, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control), changes in real property tax rates, changes in interest rates, the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, negative developments in the economy that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, terrorist attacks, war and other factors that are beyond our control. In addition, if our real estate investments/operations acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond the control of our fund, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms.

33.    We may occasionally become subject to commercial disputes that could harm our business.

As we move ahead to execute our business plan, we may become engaged in disputes regarding our commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may distract our management from operating our business.

34.    We have to keep up with rapid technological change to remain competitive.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business.

35.    We may be subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity from our type of business.

The investment or acquisition decisions we may make as we execute our business plan may subject us to the risk of third-party litigation arising from minority shareholders’ actions or investor dissatisfaction with the activities of our business and a variety of other litigation claims. For example, from time to time we and our portfolio companies may be subject to class action suits by shareholders in public companies that we might have agreed to acquire that challenge our acquisition transactions and attempt to enjoin them.

36.    Employee misconduct could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

There is a risk that our employees could engage in misconduct that adversely affects our business. We may be subject to a number of obligations and standards arising from our acquisition, mergers and assets turnaround management business. If one of our employees were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

37.  We are subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

38. Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We will rely on the use of outside professionals to assist us in maintaining our internal controls. With growth or unmanageable increases in our business plan objectives, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision with regards to an investment in our common stock.

In order to mitigate the risks associated with maintaining internal controls if and when the Company grows, we will engage qualified professionals on an independent contractor basis to assist in reviewing and recording transactions. When and if finances permit, we will hire an experienced financial professional to oversee our reporting and control functions.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

39.    Givemepower Corporation and its subsidiary, Alpharidge Capital LLC may be deemed an Investment Company Under the 1940 Act

The staff of the Division of Investment Management of the Securities and Exchange Commission (the “SEC”) has informed us that both Givemepower and Alpharidge may be investment companies subject to regulation under the Investment Company Act.  This information has propelled us to start preparing for the Investment Company registration process.   A person will generally be deemed to be an "investment company" for purposes of the 1940 Act if:

•          it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•         absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that Givemepower Corporation will not be deemed to be an investment company under the 1940 Act. If Givemepower Corporation or Alpharidge is to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with other businesses and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

Although we strongly believe that both Givemepower Corporation and Alpharidge would not be deemed to be an Investment Company Under the 1940 Act, we are currently evaluating the costs and processes to register under the 1940 Act.  Meanwhile, both companies will immediately stop current investment activities, sell all the investment securities and rearrange their business/investment strategies to focus mainly on the other parts of their business plan including operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources.

40.    If GiveMePower Corporation, Inc. were deemed an "investment company" under the 1940 Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

The staff of the Division of Investment Management of the Securities and Exchange Commission (the “SEC”) has informed us that both Givemepower and Alpharidge may be investment companies subject to regulation under the Investment Company Act.   The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that GiveMePower Corporation, Inc.  will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause GiveMePower Corporation, Inc. to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with other businesses and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

41.    Our non-controlling investments will in most cases rank junior to investments made by others.

In most cases, the companies in which we invest without acquiring controlling stakes, will have indebtedness or equity securities, or may be permitted to incur indebtedness or to issue equity securities, that rank senior to our investment. By their terms, such instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our investment. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which an investment is made, holders of securities ranking senior to our investment would typically be entitled to receive payment in full before distributions could be made in respect of our investment. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our investment. To the extent that any assets remain, holders of claims that rank equally with our investment would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following insolvency, our ability to influence a company's affairs and to take actions to protect our investments may be substantially less than that of the senior creditors.

42.    Risk management activities may adversely affect the return on our investments.

When managing our exposure to market risks, we may from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The success of any hedging or other derivative transactions generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument, the position being hedged, the creditworthiness of the counterparty, and other factors. As a result, while we may enter into a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall financial performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.

43.    Valuation methodologies for certain assets we in our portfolio can be subject to significant subjectivity and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

There are no readily ascertainable market prices for a very large number of illiquid investments of our private equity, real estate and mezzanine operations. We intend to determine the value of the investments of each of our private equity, real estate and mezzanine operations on a periodic basis based on the fair value of such investments. The fair value of investments of a private equity, real estate or mezzanine debt will be determined using a number of methodologies described in the investments' valuation policies. We intend to make valuation determinations historically without the assistance of an independent valuation firm, although an independent valuation firm may participate in valuation determinations in the future.

There is no single standard for determining fair value in good faith and, in many cases, fair value is best expressed as a range of fair values from which a single estimate may be derived. The types of factors that may be considered when applying fair value pricing to an investment in a particular company include the historical and projected financial data for the company, valuations given to comparable companies, the size and scope of the company's operations, the strengths and weaknesses of the company, expectations relating to investors' demand for an offering of the company's securities, the size of our investment in the portfolio company and any control associated therewith, information with respect to transactions or offers for the portfolio company's securities (including the transaction pursuant to which the investment was made and the period of time that has elapsed from the date of the investment to the valuation date), applicable restrictions on transfer, industry information and assumptions, general economic and market conditions, the nature and realizable value of any collateral or credit support and other relevant factors. Fair values may be established using a market multiple approach that is based on a specific financial measure (such as earnings before interest, taxes, depreciation and amortization, or "EBITDA," adjusted EBITDA, cash flow, net income, revenues or net asset value) or, in some cases, a cost basis or a discounted cash flow or liquidation analysis.

In addition, we determine the fair value of a number of our investments based on a variety of valuation methodologies. Because valuations, and in particular valuations of investments for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have resulted if a ready market had existed. Even if market quotations are available for our portfolio businesses, such quotations may not reflect the value that we would actually be able to realize because of various factors, including the possible illiquidity associated with a large ownership position or legal restrictions on transfer. In addition, because many of the illiquid investments will be in industries or companies which are cyclical, undergoing some uncertainty or distress or otherwise subject to volatility, such investments are subject to rapid changes in value caused by sudden company-specific or industry-wide developments.

Because there is significant uncertainty in the valuation of, or in the stability of the value of illiquid investments, the fair values of such investments as reflected in our asset value do not necessarily reflect the prices that would actually be obtained by us when such investments are realized. Changes in values attributed to investments from quarter to quarter may result in volatility in our enterprise value and results of operations that we report from period to period. Also, a situation where asset values turn out to be materially different than values reflected in prior business values could cause investors to lose confidence in us, which would in turn result in difficulty in raising additional funds.

Risks Related to Our Common Stock

1.        An active trading market may not develop in the future.

The market price of our common stock is highly volatile and is subject to wide fluctuations in response to factors such as actual or anticipated changes in operating results,  changes in financial estimates by securities analysts, new products or  services introduced by the company or our competitors, conditions and trends in the software markets, general market conditions and other factors. Historically, the trading volume of our stock has been low, which may amplify changes in our stock price especially if a significant amount of our stock is sold. Our stock trades on the OTC Pink Sheet, which may make if more difficult for investors to trade our stock, or to obtain accurate quotations for the market value of our stock as compared to stock which trades on larger exchanges.

2.       An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained.   The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable.   The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock.   An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

3.       Our Common Stock is subject to the “Penny Stock” rules of the SEC and trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o    that a broker or dealer approve a person's account for transactions in penny stocks; and

o    the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o    obtain financial information and investment experience objectives of the person; and

o    make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o    sets forth the basis on which the broker or dealer made the suitability determination; and

o    that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

4.       Because our Chief Executive Officer owns a controlling interest in our company, he controls our company and is able to designate our directors and officers and control all major decisions and corporate actions and so long as our Chief Executive Officer retains ownership of a majority of our voting shares you will not be able to elect any directors or have a meaningful say in any major decisions or corporate actions which could decrease the price and marketability of our shares.

Our Chief Executive Officer owns preferred shares of our common stock constituting approximately 60% of our voting shares.  As a result our Chief Executive Officer is able to elect all of our directors, appoint all of our officers, control the shareholder vote on any major decision or corporate action and control our operations. Our Chief Executive Officer can unilaterally decide major corporate actions such as mergers, acquisitions, future securities offerings, amendments to our operating agreement and other significant company events. Our Chief Executive Officer’s unilateral control over us could decrease the price and marketability of our common shares.

5.       Finra sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, or Finra, has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as penny stock) to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.   Under interpretations of these rules, Finra believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.   Finra requirements will make it more difficult for broker/dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future.   Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

6.       The costs of being a public company could result in us being unable to continue operation.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. The costs of maintaining the public company requirements could be significant and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will range up to $150,000 per year and may be higher if our business volume and activity ever increases. Our estimate of costs do not include the necessary compliance, documentation and reporting requirements for Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization if we decide to opt-out of the “emerging growth company” as defined in the JOBS Act to take advantage of the exemptions available to us through the JOBS Act or we have been public for more than five years.  If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue operation.

7.       We may not be able to raise sufficient financing or resources to acquire and manage the three retail businesses that we have identified and determined to fit our investment/acquisition criteria.

We may not be able to raise sufficient financing or resources to acquire and manage the three aftermarket auto parts retail businesses that we have determined to fit our investment/acquisition criteria.  We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to acquire and manage even one of the aftermarket auto parts retail businesses or other targets, our business will fail and investors could lose their entire investment.

8.       Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (49,000,000) shares but unissued (21,275,313) shares.  If a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will certainly result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that this dilution may be material.

9.       The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

10.    Participation is subject to risks of investing in micro capitalization companies.

We believe that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

11.    Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)	any market for our shares will develop;
(ii)	the prices at which our common stock will trade; or
(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

12.     Trading in shares of our common stock is subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of shares of our common stocks occurs on the over-the-counter market, which is commonly referred to as the OTC market as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

13. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•         Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•         Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

14.    Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

15.    The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our president beneficially controls approximately 60% of our voting stock, and our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

16.    Our bylaw provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Article IV of our bylaw provide for indemnification as follows: “The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation.”  The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares.

17.    We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

18. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our President and CEO will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

19.    Investment Risks

An investment in our common units involves substantial risks and uncertainties. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global economic conditions, the volatility of our revenue, net income and cash flow, our dependence on our founders and other key senior managing directors and our ability to retain and motivate our existing senior managing directors and recruit, retain and motivate new senior managing directors in the future. See "Risk Factors" for a discussion of the factors you should consider before investing in our common

20.    Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our President and CEO is not an independent director, we do not currently have independent audit or compensation committees. As a result, our President and CEO has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

21. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. If we do not file a form 8A. We intend to file the form 8A.

22.    We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to uplist our shares to the OTCBB or QB.  To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

23.    An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our Company, including the risk of losing their entire investment.

24.    Reports to Security Holders

Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

ITEM 2.	FINANCIAL INFORMATION

The discussion of our financial condition and operating results should be read together with our accompanying audited consolidated financial statements included in this Registration Statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

You should read the following discussion of our financial condition and results of operations together with our audited consolidated financial statements and notes to such financial statements included elsewhere in this Form 10.

The following discussion contains forward-looking statements that involve risks and uncertainties regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Item 1A. Risk Factors” and other sections in this Form 10.

Overview

GiveMePower Corporation is one of the few black-controlled public companies in America. The Company operates and manages a portfolio of financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  Our financial services division has not started operations, but intends to conduct operations in the areas of private equity and business lending, investing in young black entrepreneurs and seeding their viable business plans and ideas. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

Recent Accounting Pronouncements

From time-to-time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies, relating to the treatment and recording of certain accounting transactions. Unless otherwise discussed herein, management of the Company has determined that these recent accounting pronouncements will not have a material impact on the financial position or results of operations of the Company.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have been prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

While our significant accounting policies are described in more detail in Note 2 of our annual financial statements included in this Annual Report, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Deferred Tax Assets and Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses and presently has no revenue-producing business; (b) general economic conditions; and, (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Results of Operations for the fiscal year ended December 31, 2019

For the year ended December 31, 2019 compared with the year ended December 31, 2018

Revenue

We are generating substantially all our revenue from our proprietary trading operation.  For the year ended December 31, 2019, the company has revenue of $464. Compared to December 31, 2018 revenue of $0.00

Cost of Revenues

Our cost of revenue is totally related to the cost of acquiring the trading securities.  Cost of related to our securities for the year December 31, 2019 was $0.00. Compared to December 31, 2018 revenue of $0.00

General and Administrative Expenses

General and administrative expense for the year was $13.  General and administrative expense consists of costs related to the establishment of corporate governances; and costs associated with our plans and preparations for a future potential capital raise. These expenses also include the costs of conducting market research, attending and/or participating in industry conferences and seminars, business development activities, and other general business outside consulting activities. General and administrative expense also includes travel costs, for third-party consultants, legal and accounting fees and other professional and administrative costs.

We expect that general and administrative expense will increase in the future as we add to our personnel and expand our infrastructure to support the requirements of being a public company.

Net Income

Net Income for the year was $379.

Related Party Transactions

The following individuals and entities have been identified as related parties based on their affiliation with our CEO and director, Frank I Igwealor:

Frank I Igwealor

Goldstein Franklin, Inc. (controlled by Frank Igwealor)

The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

31-Dec-19
Frank I Igwealor	$-

Goldstein Franklin Inc	$41,200

Liquidity and Capital Resources

As of June 30, 2020, we had $17 cash on hand.   We anticipate that our cash position is not sufficient to fund current operations.   We have limited lending relationships with commercial banks and are dependent upon the completion of one or more financings or equity raises to fund our continuing operations.   We anticipate that we will seek additional capital through debt or equity financings.   While we are aggressively pursuing financing, there can be no assurance that we will be successful in our capital raising efforts.   Any additional equity financing may result in substantial dilution to our stockholders.

Since 2019, all of our operations have been financed through advances from a company controlled by our president and CEO.  As of June 30, 2020, the Company has borrowed from entities controlled by our president and CEO, a total of $382,299, through a line of credit agreement.  We have no other formal commitments or arrangements to advance or loan any additional funds to us in the future.  We have not yet achieved significant profitability.  We expect that our general and administrative expenses will continue to increase and, as a result, we will need to generate significant revenues to achieve significant profitability. We may never achieve significant profitability.

The revenues, if any, generated from our operations or acquisitions may not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

We will now be obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time- consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Results of Operations for the Six Months ended June 30, 2020, as Compared to same Period of  June 30, 2019

Revenues ― The Company recorded $60,006, in net gain from sales of investments under trading securities, for the six months ended June 30, 2020 as compared to $0.00 for the same period of June 30, 2019.

Operating Expenses ― Total operating expenses for the six months ended June 30, 2020 was $10,515 as compared to $0.00 in the same period in, 2019, due to increased operating activities during the period ended June 30, 2020.

Net Loss ― Net loss for six months ended June 30, 2020 was $18,336, as compared to net loss of $0 for the six months ended June 30, 2019.

Related Party Transactions

The following individuals and entities have been identified as related parties based on their affiliation with our CEO and director, Frank I Igwealor:

Frank I Igwealor

Goldstein Franklin, Inc. (controlled by Frank Igwealor)

Los Angeles Community Capital (controlled by Frank Igwealor)

 The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit was February 15, 2020 originally. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. On February 28, 2020, the Company obtained an amendment of the LOC agreement that increased the amount to $190,000 and also extended the maturity to February 28, 2021.  The Company had unused line of credit of $26,799 as of June 30, 2020.

•         On May 5, 2020, the Company entered into a line of credit (LOC) agreement in the amount of $1,500,000 with maturity date of May 4, 2025 with Los Angeles Community Capital, an entity controlled by the Company’s CEO. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date.   Draws from the LOC would be used to acquire physical or real properties only.  Terms of the LOC include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan.

•         On May 20, 2020, the Company borrowed $221,498 from the line of credit shown above, from a company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County.  The loan bears zero percent interest and the maturity is May 4, 2025.  While the LOC bears zero percent interest, its terms include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan

Line of credit from related party consisted of the following:

August 30, 2019 (date of formation) to June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
September 2019 (line of credit) - line of credit with maturity date of February 2020 was amended 2/28/2021 to extend maturity date to 2/28/2021with unpaid principal balance and accrued interest payable on the maturity date.	$160,801	$ 163,201	$ 41,200

Furthermore, on May 20, 2020, the Company borrowed $221,498 from a Company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County. The loan bears zero percent interest and the maturity is May 4, 2025.	$221,498	0	0
Total Line of credit - related party	$382,299	$ 163,201	$ 41,200

Financial Condition, Liquidity and Capital Resources

As of June 30, 2020, the Company had a working capital deficit of $368,883, consisting of $17 in cash, $47,385 in Trading Securities and $321,498 of investment properties.

The Company had $47,385 inventory of Trading Securities as of June 30, 2020 as compared to $0.00 for the period ending December 31, 2019.

For the six months ended June 30, 2020, the Company used $20,309 on operating activities, used $321,498 on investing activities and generated $341,098 from financing activities, resulting in a decrease in total cash of $483 and a cash balance of $17 for the period. For the six months period ended June 30, 2019, the Company used cash of $0.00 in operating activities, used cash of $0.00 for investing activities and obtained cash of $0.00 from financing activities, resulting in an increase in cash of $0.00 and a cash balance of $0.00 at the end of such period.

Total Notes Payable for related and unrelated parties increased by $382,299 from the fiscal year ended December 31, 2019 of $45,517.

As of June 30, 2020, total stockholders’ equity deficit increased to $17,957 from $(379) as of December 31, 2019.

As of June 30, 2020, the Company had a cash balance of $17 (i.e. cash is used to fund operations). The Company does not believe our current cash balances will be sufficient to allow us to fund our operating plan for the next twelve months. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail its drug development activities. These conditions raise substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

Our principal sources of liquidity in the past has been cash generated from loans to us by our major shareholder. In order to be able to achieve our strategic goals, we need to further expand our business and implement our business plan.  To continue to develop our business plan and generate sales, significant capital has been and will continue to be required. Management intends to fund future operations through private or public equity and/or debt offerings. We continue to engage in preliminary discussions with potential investors and broker-dealers, but no terms have been agreed upon. There can be no assurances, however, that additional funding will be available on terms acceptable to us, or at all. Any equity financing may be dilutive to existing shareholders. We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

ITEM 3.	PROPERTIES.

We do not own any property as at the date of filing we have no properties.  Our principal business, executive and registered statutory office is located at 370 Amapola Ave., Suite 200A, Torrance, CA 90501 and our telephone number is (310) 895-1839 and email contact is invest@cbdxfund.com.. The space is a shared office space, which at the current time is suitable for the conduct of our business.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of June 12, 2020, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

	Number of Shares	Percentage of
Name & Address of Beneficial Owners (1)	Beneficially Owned (2)	Outstanding Shares (2)
5% Shareholders
W.V. Walton Family Trust	2,044,225	2.95%
Frank I Igwealor (3)	100,000,000	78.29%

Directors and Officers as a Group
Frank I Igwealor (3)	100,000,000	78.29%
Patience C Ogbozor	0	0.00%
Total for Directors and Officers as a Group	100,000,000	78.29%

(1) The mailing address for each person is c/o GiveMePower Corporation, 370 Amapola Ave., Suite 200A, Torrance, CA 90501.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Registration Statement (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding as of the date of this Form 10, which is 127,724,687 shares, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(3) Includes (i) 100,000,000 shares which would be issued to Goldstein Franklin, Inc. upon conversion of his Preferred Stock; (ii) Frank I Igwealor is the control person for Goldstein Franklin Inc..

(4) Based upon assuming 127,724,684 issued and outstanding shares.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth certain information regarding our current executive officers and directors June 11, 2020:

The names and ages of our directors and officers, and their positions, are as follows:

Name	Age*	Position within the Company	Term
Mr. Frank I Igwealor	48	Chairman, Director and Chief Executive and Financial Officer	December 2019 to present
Mr. Patience Ogbozor	34	Director	December 2019 to present

*Age as at December 31, 2019.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Statues.  Our officers are appointed by our board of directors and hold office until removed by the board of directors or until their resignation.

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Background and Business Experience

The business experience during the past five years of the persons listed above as an Officer or Director of the Company either presently or during the year ended December 31, 2019 is as follows:

Frank Igwealor, CPA, CMA, JD, MBA, MSRM is a financial manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011.  Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.  Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.  Mr. Igwealor’s business and professional experience include:

(a)     7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.

(b)     11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm

(c)     03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.

(d)     11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.

(e)     03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.

(f)      11/2003 to 11/2004 – Financial Advisor at Morgan Stanley

Over the past 26 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

  Poverty Solutions, Inc.  – March 2008 to Present.
  Los Angeles Community Capital – April 2012 to Present.
  American Community Capital, LP.  – August 2013 to Present.
  Goldstein Franklin, Inc. – April 2012 to Present.

5.       Kid Castle Educational Corporation since October 2019

6.       Video Rivers Networks, Inc since November 2019

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Ms. Patience C. Ogbozor, Director: Ms. Ogbozor is the President and CEO of Cannabinoid Biosciences since November 2018.  Ms. Ogbozor is a Director of the Company. Ms. Ogbozor also serves as a director at Goldstein Franklin Inc., Kid Castle Educational Corporation, Video Rivers Networks, Inc. and Opportunity Zone Capital LLC. Prior to joining the company’s board, Ms. Ogbozor was with New Haven Pharmacy, Abuja, from 2013 to 2015.

During the past five years, Ms. Ogbozor held the following directorships:

1.       Ms. Ogbozor has been serving as director Goldstein Franklin Inc. since June 1, 2015.

2.       Kid Castle Educational Corporation since October 2019

3.       Video Rivers Networks, Inc since November 2019

4.       Opportunity Zone Capital LLC since February 18, 2020

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.   Officers are elected annually by the board of directors and serve at the discretion of the board.

Family Relationships

Except for Patience and Frank who have spousal relationship, none of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file. Mr. Igwealor has filed all required reports under Section 16(a) of the Exchange Act.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

Our adopted a code of ethics applies to all our directors, officers and employees.   Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to Frank I Igwealor, our President, Chief Executive Officer and Chief Financial Officer, at GiveMePower Corporation,  370 Amapola Ave., Suite 200A, Torrance, CA 90501.   Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors.   Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

ITEM 6.	EXECUTIVE COMPENSATION.

Our named executive officers, consisting of our principal executive officer, June 11, 2020 and December 31, 2018 (the “ Named Executive Officers ”), were:

Frank I Igwealor	Chief Executive Officer; Chief Financial Officer; Director

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2019 and 2018, compensation awarded or paid to our Named Executive Officers:

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	Non-Qualified Deferred Comp	All Other Compensation	Total
Frank I Igwealor, President and CEO, CFO, Director, Secretary	2019	0	0	0	0	0	0	0	0
Patience C Cogbozor, Director	2019	0	0	0		0	0	0	0

Employment Agreements

We do not have an employment or consulting agreement with any officers or directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

Our officers and directors are Mr. Igwealor, our chief executive officer and secretary, and Ms patience C Ogbozor, a Director are also directors of Goldstein Franklin Inc.

As at June 30, 2020, the total outstanding amount on loan from related parties is $163,201, which was as a result of the Company having drawn a total of $163,201 from its zero percent interest line-of-credit/loan from Goldstein Franklin Inc. The Company had no related parties transactions during the year ended December 31, 2018

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of Mr. Igwealor, our chief executive officer and secretary, and Ms Patience C Ogbozor, a Director.  Neither of them qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

ITEM 8.	LEGAL PROCEEDINGS.

From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date of this Registration Statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On February 20, 2019, Plaintiff Maria De Lourdes Perez filed a complaint against defendants City of Carson, Goldstein Franklin, Inc., Frank Igwealor, Healthy Foods Markets, LLC, Optimal Foods, LLC, and Blockchain Capital LLC.  The complaint alleged statutory liability pursuant to government code section 835, gross negligence, and premises liability for a trip-and-fall that occurred on April 11, 2018 at a property owned and controlled by Healthy Foods Markets, LLC. Defendants Goldstein Franklin, Inc., Frank Igwealor, Optimal Foods, LLC, and Blockchain Capital LLC. had answered the complaint and also requested a demurrer on the grounds that (1) Defendants are not a proper party in interest and there was a misjoinder of defendants.  Our attorney has advised that the complaint would not have an adverse impact on Mr. Igwealor or the Company because the scope of liability is restricted to healthy Food Markets, LLC.

As of June 11, 2020, except for the complaint listed above, there was no material proceeding to which any of our directors, officers, affiliates or stockholders is a party adverse to us.  During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is currently quoted on the OTC Pink under the trading symbol “GMPW”. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

The market prices noted below were obtained from the OTC market and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

 For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Six Months Ended June 30, 2020
	High	Low
First Quarter	$ 0.0500	$ 0.0071
Second Quarter	$ 0.0300	$ 0.0068

	Fiscal 2019		Fiscal 2018
	High	Low	High	low
First Quarter	$ 0.0200	$ 0.0059	$ 0.0010	$ 0.0005
Second Quarter	$ 0.0059	$ 0.0036	$ 0.0100	$ 0.0005
Third Quarter	$ 0.0100	$ 0.0060	$ 0.0100	$ 0.0100
Fourth Quarter	$ 0.0200	$ 0.0100	$ 0.0025	$ 0.0019

Holders

As of June 11, 2020, we had 27,724,687shares of our Common Stock, par value $.001, issued and outstanding. There were 158 beneficial owners of our Common Stock.

Transfer Agent and Registrar

The transfer agent for our capital stock is Pacific Stock Transfer, with an address of 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119-3553, with a telephone of 702-361-3033.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal years ended December 31 2019 or 2018, respectively.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

On December 31, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 100,000,000 share of common stocks) of the company for an agreed upon purchase price to Goldstein Franklin, Inc., a California corporation. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Goldstein Franklin, Inc. gave to Goldstein Franklin, the controlling vote to control and dominate the affairs of the company going forward.

The issuance of shares to Goldstein Franklin, Inc. was completed in reliance on Rule 506 of Regulation D of the Securities Act of 1933, recognizing that these parties were all accredited investors, as defined under Rule 501 of Regulation D of the Securities Act of 1933. All securities issued were issued as restricted securities and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933. No general solicitation or general advertising was conducted in connection with the sales of the shares.

The subscription agreement executed between us and Goldstein Franklin, Inc. included statements that the securities had not been registered pursuant to the Securities Act of 1933 and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act of 1933 or pursuant to an exemption from the Securities Act of 1933.  Goldstein Franklin, Inc. agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act of 1933. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act of 1933 and could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

This Form 10 relates to our common stock, $0.001 par value per share (the “Common Stock”). We are authorized to issue 50,000,000 shares of Common Stock. We are also authorized to issue 1,000,000 shares of preferred stock, par value $0.001(the “Preferred Stock”). As of June 11, 2020, there were 27,724,687 shares of Common Stock and 1 shares of Preferred Stock outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares or a majority of the shareholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Preferred Stock

We have authority to issue 1,000,000 shares of “blank check” Preferred Stock, $0.001 par value per share (the “Preferred Share”). Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

As of June 11, 2020, there are 1 special Preferred Stock share issued and outstanding. The Preferred shares (i) vote on all matters with the holders of common stock as if each shares of Series A was converted into 100,000,000 shares of common stock; and, (ii) are convertible into shares of common stock, at any time in the discretion of the holders of the special preferred shares, at a ratio of 100,000,000 shares of common stock for each share of special preferred share.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement beginning at page F-1 and are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENTS.

(a)     Exhibits

Exhibit Number	Description of Document
2.01**	Securities Purchase Agreement.
2.02****	Line of Credit Agreement Amendment
3.1***	Articles of Incorporation of the Registrant, dated June 7, 2001.
3.5**	Bylaws of the Registrant.
21.1**	List of subsidiaries of the Registrant.
2.03*	Line of Credit Agreement dated May 5, 2020

* Filed herewith.

** Previously filed with the Commission alongside initial registration filed on May 11, 2020

*** Previously filed with the Commission alongside initial registration filed on June 12, 2020

**** Previously filed with the Commission alongside initial registration filed on June 25, 2020

***** Previously filed with the Commission alongside initial registration filed on August 12, 2020

(b) Financial Statements

The following financial statements are being filed as part of this Registration Statement:

Index to Consolidated Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-1

For the fiscal years ended December 31, 2019 and 2018
Consolidated Balance Sheets	F-2
Consolidated Statements of Operations	F-3
Consolidated Statements of Shareholders’ Deficit	F-4
Consolidated Statements of Cash Flows	F-5
Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GIVEMEPOWER CORPORATION

AND SUBSIDIARY

Consolidated Financial Statements

As of December 31, 2019

For the period August 30, 2019 (date of formation) to December 31, 2019

Table of Contents

Page

Report of Independent Registered Public Accounting Firm                                                                                             1

Consolidated Financial Statements

Consolidated Balance Sheet                                                                                                                                       2

Consolidated Statement of Operations                                                                                                                    3

Consolidated Statement of Stockholders’ Equity                                                                                                  4

Consolidated Statement of Cash Flows                                                                                                                   5

Notes to Consolidated Financial Statements                                                                                                                         6

200 Sandpointe Avenue, Suite 560

Santa Ana, CA 92707 (949) 326-CPAS (2727)

www.bkcpagroup.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GiveMePower Corporation and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of GiveMePower Corporation and subsidiary (collectively the “Company”) as of December 31, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period August 30, 2019 (date of formation) to December 31, 2019. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period August 30, 2019 (date of formation) to December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Santa Ana, CA May 6, 2020

The Company have served as the Company’s auditor since 2020

GiveMePower Corporation

and Subsidiary

Consolidated Balance Sheet

December 31,	2019

ASSETS

Current Assets:
Cash	$500
Investments - trading securities	45,396
Total current assets	45,896
Total assets	$45,896

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Marginal loan payable	$4,317
Total current liabilities	4,317
Line of credit - related party	41,200
Total liabilities	45,517

Commitments and Contingencies

Stockholders' Equity:
Common stock, $0.001; 50,000,000 shares authorized, 27,724,684 shares issued and outstanding	-
Preferred stock, $0.001; 1,000,000 shares authorized, 1 share issued and outstanding	-
Accumulated deficit	379
Total stockholders' equity	379
Total liabilities and stockholders' deficit	$45,896

The accompanying notes are an integral part of these audited financial statements.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Operations

August 30, 2019 (date of formation) to December 31, 2019	Amount
Net gain from sales of investments under trading securities	$464

Operating expenses:
General and administrative	-
Total operating expenses	-
Total assets

Other income (expenses):
Other expense	(71)
Interest expense	(14)
Total other expense, net	(85)
Income before income tax provision	379
Income tax provision	-
Net income	$379

Earnings per share:
Basic and diluted	$0.00
-
Weighted average number of common shares outstanding:
Basic and Diluted	27,724,688

The accompanying notes are an integral part of these audited financial statements.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Stockholders’ Equity

	Shares	Amount	Shares	Amount	Deficit	Equity

Balances - August 30, 2019 (date of formation)	-	$ -	-	$ -	$ -	$ -

Issuances of preferred stock	1	-	-	-	-	-

Issuances of common stock	-	-	-	-	-	-

Net income	-	-	-	-	379	379
Balances - December 31, 2019	1	$ -	27,724,684	$ -	$ 379	$ 379

The accompanying notes are an integral part of these audited financial statements.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Cash Flows

August 30, 2019 (date of formation) to December 31, 2019	Amount
Cash flows from operating activities:
Cash received from sales of trading securities	$29,412
Interest paid	(12)
Purchases of inventory under trading securities	(74,417)
Net cash flow from operating activities	(45,017)

Cash flows from financing activities:
Borrowing on loan payable to related party	41,200
Borrowing from brokerage loan - marginal loan	4,317
Net cash provided by financing activities	45,517

Net increase in cash	500

Cash - beginning of year	-
Cash - end of year	$500

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$12
Income taxes	-

The accompanying notes are an integral part of these audited financial statements.

1.              NATURE OF OPERATIONS

Prior Business and Reverse Merger

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

The financial statements of the Company include its wholly owned subsidiary of Alpharidge.

Current Business and Organization

The Company, through its wholly owned subsidiary, Alpharidge Capital, LLC, has two distinct lines of businesses that comprise of the following:

•         Investments in securities, warrants, bonds, or options of public and private companies in various industries but focusing on specialty biopharmaceutical companies through brokerage firm, TD Ameritrade; and

•         Investments in real estate – Real estate operations would consist primarily of rental real estate, affordable housing projects, opportunity zones, other property development and associated HOA activities. Alpharidge’s property development operations would be primarily through a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities, and raw land for residential development. Alpharidge did not have any investments in real estate as of and for the years ended December 31, 2019.

Reporting

The financial statements include its historical financial information of the Company.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. The Company did not incur any advertising and marketing expenses for the period August 30, 2019 (date of formation) to December 31, 2019.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost. Net realized gains and losses from securities transactions are determined for federal income tax and financial reporting purposes on the first-in, first-out method and represent proceeds on disposition of investments less the cost basis of investments.

Investment – Trading Securities

All investment securities are classified as trading securities and are carried at fair value in accordance with ASC 320 Investments — Debt and Equity Securities. Investment transactions are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the statements of operations as realized and unrealized gains or losses as net revenue. All investment securities are held and transacted by the Company’s broker firm, TD Ameritrade. The Company did not hold more than 3% of equity of the shares of portfolio companies as investments as of December 31, 2019.

All investments that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. The Company does not have any investment securities for which market quotes are not readily available.

The Company’s trading securities are held by a third-party brokerage firm, TD Ameritrade, and composed of publicly traded companies with readily available fair value which are quoted prices in active markets.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Under the asset and liability method prescribed within ASC 740, Income Taxes, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is recorded if necessary, to reduce net deferred tax assets to the amount more likely than not to be realized. Certain prior period deferred tax disclosures were reclassified to conform with current period presentation.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company’s practice is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in selling and administrative expense. As of December 31, 2019, the Company had no accrued interest or penalties.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts. It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

The Company’s trading securities is comprised of investments in biopharma public companies. The Company had equity interests in more than 42 specialty biopharmaceuticals companies as of December 31, 2019.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities,  and  line  of credit. The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

December 31, 2019	Level 1	Level 2		Level 3
Investments – trading securities	$45,396		$-	$-

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The Company does not have operating and financing leases as of December 31, 2019. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Standards Updates

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases. This ASU requires the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. In addition, among other changes to the accounting for leases, this ASU retains the distinction between finance leases and operating leases. The classification criteria for distinguishing between financing leases and operating leases are substantially like the classification criteria for distinguishing between capital leases and operating leases under previous guidance.

Recently Adopted Accounting Pronouncements

ASU 2016-02 — On October 1,  2019,  the  Company  adopted  Accounting  Standards  Update  ("ASU")  2016-  02, Leases, by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The new guidance requires quantitative and qualitative disclosures that provide information about the amounts related to leasing arrangements recorded in the condensed consolidated financial statements. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. In addition, the Company has elected to apply the short-term lease exception for lease arrangements with a maximum term of 12 months or less. Upon the adoption of the lease standard, the Company recognized a right-of-use ("ROU") asset and a lease liability on the Condensed Consolidated Balance Sheet related to non-cancelable operating leases.

Recently Issued Accounting Pronouncements

ASU 2019-12 — In December  2019, the Financial Accounting  Standards Board  ("FASB")  issued  ASU 2019-  12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Accounting Standards Codification ("ASC") Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company's fiscal year beginning October 1, 2021, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

ASU 2016-13 — In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016- 13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. ASU 2016-13 will be effective for the Company's fiscal year beginning October 1, 2020, using a modified retrospective approach. Early adoption is permitted. The Company is currently assessing the impact this ASU will have on its condensed consolidated financial statements.

3.              INVESTMENT SECURITIES (TRADING)

The Company applied the fair value accounting treatment for trading securities per ASC 320, with unrealized gains and losses recorded in net income each period. Debt securities classified as trading should be measured at fair value in the currency in which the debt securities are denominated and remeasured into the investor’s functional currency using the spot exchange rate at the balance sheet date.

Investments in equity securities as of December 31, 2019 are summarized based on the following:

December 31,	Cost	Changes in Fair Value	Fair Value

Stocks	$21,719	$733	$22,452
Options	29,414	(6,470)	22,944
Investments - Trading Securities	$51,133	$(5,737)	$45,396

Trading securities are treated using the fair value method, whereby the value of the securities on the company’s balance sheet is equivalent to their current market value. These securities will be recorded in the current assets section under the Investment Securities account and will be offset in the shareholder’s equity section under the unrealized proceeds from sale of short-term investments” account. The Short Term Investments account amount represents the current market value of the securities, and the “Unrealized Proceeds From Sale of Short Term Investments” account represents the cash proceeds that the company would receive if it were to sell the investments at the end of the specified accounting period.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Total investment purchases - cost	$74,417
Total investment sales - fair value	(29,412)
Unrealized losses	391
Investments - Trading Securities	$45,396

4.              MARGINAL LOAN PAYABLE

The Company entered into a marginal loan in December 2019 with TD Ameritrade, the Company’s brokerage to continue the purchase of securities and to fund the underfunded balance.

4.              MARGINAL LOAN PAYABLE (continued)

The marginal loan consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019

Beginning balance - August 30, 2019	$-
Funds deposited to broker by Company	(40,700)
Total investment securities purchases	74,417
Total sales of investment securities	(29,412)
Interest expense	12
Net unrealized gain (loss)
Marginal loan payable	$4,317

5.              LINE OF CREDIT – RELATED PARTY

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019	Amount
September 2019 (line of credit) - line of credit with maturity date of February 2020 with unpaid principal balance and accrued interest payable on the maturity date.	$41,200

Total Line of credit - related party	$41,200

Goldstein Franklin, Inc. - $90,000 line of credit

On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with maturity date of February 15, 2020. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $48,800 as of December 31, 2019

6.              NET TRADING REVENUE

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost.

Net trading revenue consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019	Amount
Revenue from sale of securities	$29,412
Cost of securities	(23,472)
Wash sales	261
Net changes in fair value at end of year	(5,737)
Net trading revenue	$464

7.              EARNINGS (LOSS) PER SHARE

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings (loss) per share is the same as the basic earnings/loss per share for the period August 30, 2019 (date of formation) to December 31, 2019, as there are no potential shares outstanding that would have a dilutive effect.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Net income	$464
Dividends	-
Stock option	-
Adjusted net income attribution to stockholders	$464

Weighted-average shares of common stock outstanding
Basic and Diluted	27,724,688
Net changes in fair value at end of year
Basic and Diluted	$0.00

8.              INCOME TAXES

As of December 31, 2019, the Company had a net operating income carry forward of $104, which may be available to reduce future years’ taxable income through 2040. The company uses the tax rate of 40% for its tax-assets estimates.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, 2019 net operating income carry forwards of approximately $0 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating income carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Deferred tax assets:
Net operating income	$104
Other temporary differences	-

Total deferred tax assets	104
Less- valuation allowance	(104)
Total deferred tax assets	$-

The Company did not have material income tax provision (benefit) because of net loss and valuation allowances against deferred income tax provision for the period August 30, 2019 (date of formation) to December 31, 2019

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	Rate
Statutory federal rate	21%
State income taxes net of federal income tax benefit and others	0%
Permanent differences for tax purposes and others	0%
Change in valuation allowance	-21%
Effective tax rate	-

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance and state income tax benefit, offset by nondeductible expenses. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

9.              RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $48,800 as of December 31, 2019.

•         On February 28, 2020, the Company amended its line of credit agreement with Goldstein Franklin, Inc. to increase the amount to $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,799 as of June 30, 2020.  As at June 30, 2020, we have drawn a total of $163,201.

10.           COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

11.           SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2019 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2019.

GIVEMEPOWER CORPORATION

UNAUDITED CONSOLIDATED FINANCIAL

FOR THE SIX MONTHS ENDED JUNE 30, 2020

GIVEMEPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS

	As of June 30, 2020 (unaudited)	December 31, 2019 (audited)
ASSETS

Current Assets
Cash and Cash Equivalents	$17	$500
Marketable Securities	47,368	45,396
Total Current Assets	47,385	45,896

Real Estate: Investment Properties	321,498	-

Total Assets	$368,883	$45,896

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities

Accounts Payable	$-	$-
Loans – Unrelated Parties	4,541	4,317
Loans – Related Parties	382,299	41,200
Total Current Liabilities	386,840	45,517

Total Liabilities	386,840	45,517

Shareholders' Deficit
Preferred Stock, $0.001 par value, 1,000,000 and 10,000,000 shares authorized, one share issued and outstanding as at December 31, 2019, June 30, 2020
Common Stock, $0.001 par value, 49,000,000 and 1,200,000,000 shares authorized, 27,724,687 issued and outstanding as at December 31, 2019 and June 30, 2020 respectively
Additional Paid-In Capital
Accumulated Deficit	(17,957)	379
Total Shareholders' Deficit	(17,957)	379
Total Liabilities and Shareholders' Deficit	$368,883	$45,896

The accompanying notes are an integral part of these consolidated financial statements

GIVEMEPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended June 30,			For the six months ended June 30,
	2020		2019	2020		2019

REVENUE	$		$—	$		$—
Net gain from sales of investments under trading securities		24,820			60,006

EXPENSES
General and administrative expenses		5,314	0		10,515	0

Total Operating Expenses		5,314	0		10,515	0

INCOME FROM OPERATIONS		19,506	0		49,492	0

OTHER INCOME
Unrealized gain (loss)		4,401	0		67,828	0

INCOME (LOSS) BEFORE TAXES		15,105	0		(18,336)	0

NET INCOME (LOSS)		$15,105	$0		$(18,336)	$0

Net Income (Loss) per Common Share: Basic and Diluted		$0.00054	$0		$(0.00066)	$0.00

Weighted Average Common Shares Outstanding: Basic and Diluted		27,724,687	27,724,687		27,724,687	27,724,687

The accompanying notes are an integral part of these consolidated financial statements

GIVEMEPOWER CORPORATION
STATEMENTS OF STOCKHOLDERS' EQUITY
As of June 30, 2020
		(unaudited)
	Preferred Stock		Common Stock		Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Deficit	Equity

Balances - August 30, 2019 (Inception)	.	$ -	-	$ -	$ -	$ -

Issuances of preferred stock	1	-	-	-	-	-

Issuances of common stock	-	-	27,724,687	-	-	-

Net income	-	-	-	-	379	379
Balances - December 31, 2019	1	$ -	27,724,687	$ -	$ 379	$ 379

Issuances of preferred stock	-	-	-	-	-	-

Issuances of common stock	-	-	-	-	-	-

Net income	-	-	-	-	(18,336)	(18,336)
Balances - June 30, 2020	1	$ -	27,724,687	$ -	$ (17,957)	$ (17,957)
The accompanying notes are an integral part of these consolidated financial statements

GIVEMEPOWER CORPORATION
STATEMENTS OF CASHFLOWS
(unaudited)

	For the six months ended June 30,
	2020		2019
Cash Flows from Operating Activities:
Net Income (Loss)		$(18,336)	$0
Adjustments to reconcile net income (loss) to
net cash used in operating activities:
Inventory Asset: Trading Securities		(1,972)
Net Cash Flows Used in Operating Activities		(20,309)	0

Net Cash Flows from Investing Activities
Real Estate Investments: CA 90044		(321,498)	0
Net Cash Flows Used by Investing Activities		(321,498)	0

Net Cash Flows from Financing Activities
Loan from related parties		341,098
Notes payable unrelated party		224

New Cash Flows from Financing Activities		341,322	0

Net Change in Cash:		(483)	0

Beginning cash:		500

Ending Cash:		$17	$0

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$		$0
Cash paid for tax		$0	$0

Supplemental Disclosures of Non-Cash Financing Activities
Shares issued to settle accounts payable		$0	$0
Shares issued to settle accruals - related parties		$0	$0

The accompanying notes are an integral part of these consolidated financial statements

GIVEMEPOWER CORPORATION

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. NATURE OF OPERATIONS

GiveMePower Corporation is one of the few black-controlled public companies in America. The Company operates and manages a portfolio of financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  Our financial services division has not started operations, but intends to conduct operations in the areas of private equity and business lending, investing in young black entrepreneurs and seeding their viable business plans and ideas. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

They manufacture and wholesale custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy

The financial statements of the Company include its wholly owned subsidiary of Alpharidge.

Current Business and Organization

The Company, through its three wholly owned subsidiaries, Alpharidge Capital, LLC (“Alpharidge”), Malcom Wingate Cush Franklin LLC (“MWCF”), and Opportunity Zone Capital LLC (“OZC”), seeks to empower black persons in the United States through financial tools and resources as follows:

•         Alpharidge and OZC Real estate operations – Real estate operations would consist primarily of rental real estate, affordable housing projects, opportunity zones, other property development and associated HOA activities. OZC development operations would be primarily through a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities, and raw land for residential development; and

•         MWCF financial empowerment – MWCF would utilize operate the tools of financial education/training,  mergers and acquisitions, private equity and business lending to invest and empower young black entrepreneurs, seeding their viable business plans and ideas and creating jobs in their communities. MWCF is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate in opportunity zones and other distressed neighborhood across America.

•         Cash Management, Opportunistic and Event-Driven Investments:    We keep no more than 10% of our total assets in liquid cash or investments portfolio, which is actively managed by our directors and officers and invest primarily in equity investments on a long and short basis.  Our cash management policy which requires that we actively invest our excess cash into stocks, bonds and other securities is intended to provide us greater levels of liquidity and current income.  We use proprietary trading models to capitalize on real-time market anomalies and generate ongoing income in the forms similar to hedge funds.  Where necessary, we use seeded entities to pursue real-time market transactions in publicly traded securities including but not limited to stocks, bonds, options, futures, forex, warrants, and other instruments.

Reporting

The financial statements of the Company include its wholly owned subsidiary of Alpharidge.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. The Company did not incur any advertising and marketing expenses for the period August 30, 2019 (date of formation) to December 31, 2019 and for the six months ended June 30, 2020

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost. Net realized gains and losses from securities transactions are determined for federal income tax and financial reporting purposes on the first-in, first-out method and represent proceeds on disposition of investments less the cost basis of investments.

Investment – Trading Securities

All investment securities are classified as trading securities and are carried at fair value in accordance with ASC 320 Investments — Debt and Equity Securities. Investment transactions are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the statements of operations as realized and unrealized gains or losses as net revenue. All investment securities are held and transacted by the Company’s broker firm, TD Ameritrade. The Company did not hold more than 3% of equity of the shares of any public companies as investments as of June 30, 2020.

All investments that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. The Company does not have any investment securities for which market quotes are not readily available.

The Company’s trading securities are held by a third-party brokerage firm, TD Ameritrade, and composed of publicly traded companies with readily available fair value which are quoted prices in active markets.

Income Taxes

Under the asset and liability method prescribed within ASC 740, Income Taxes, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is recorded if necessary, to reduce net deferred tax assets to the amount more likely than not to be realized. Certain prior period deferred tax disclosures were reclassified to conform with current period presentation.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company’s practice is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in selling and administrative expense. As of June 30, 2020, the Company had no accrued interest or penalties.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts. It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities, and  line  of credit. The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

Description	Level 1	Level 2	Level 3

Investments – trading securities – December 31, 2019	$45,396	$-	$-
Investments – trading securities – March 31, 2020	$26,122	-	-
Investments – trading securities – June 30, 2020	$47,368	$-	$-

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The Company does not have operating and financing leases as of June 30, 2020. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

Recent Accounting Standards Updates

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases. This ASU requires the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. In addition, among other changes to the accounting for leases, this ASU retains the distinction between finance leases and operating leases. The classification criteria for distinguishing between financing leases and operating leases are substantially like the classification criteria for distinguishing between capital leases and operating leases under previous guidance.

Recently Adopted Accounting Pronouncements

ASU 2016-02 — On October 1,  2019,  the  Company  adopted  Accounting  Standards  Update  ("ASU")  2016-  02, Leases, by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The new guidance requires quantitative and qualitative disclosures that provide information about the amounts related to leasing arrangements recorded in the condensed consolidated financial statements. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. In addition, the Company has elected to apply the short-term lease exception for lease arrangements with a maximum term of 12 months or less. Upon the adoption of the lease standard, the Company recognized a right-of-use ("ROU") asset and a lease liability on the Condensed Consolidated Balance Sheet related to non-cancelable operating leases.

Recently Issued Accounting Pronouncements

ASU 2019-12 — In December  2019, the Financial Accounting  Standards Board  ("FASB")  issued  ASU 2019-  12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Accounting Standards Codification ("ASC") Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company's fiscal year beginning October 1, 2021, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

ASU 2016-13 — In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016- 13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. ASU 2016-13 will be effective for the Company's fiscal year beginning October 1, 2020, using a modified retrospective approach. Early adoption is permitted. The Company is currently assessing the impact this ASU will have on its condensed consolidated financial statements.

3.         INVESTMENT SECURITIES (TRADING)

The Company applied the fair value accounting treatment for trading securities per ASC 320, with unrealized gains and losses recorded in net income each period. Debt securities classified as trading should be measured at fair value in the currency in which the debt securities are denominated and remeasured into the investor’s functional currency using the spot exchange rate at the balance sheet date.

Investments in equity securities as of June 30, 2020 are summarized based on the following:

June 30, 2020	Cost	Changes in Fair Value	Fair Value

Stocks	$23,896	$4,379	$28,275
Options	27,874	(8,781)	19,093
Investments - Trading Securities	$51,770	$(4,401)	$47,368

Trading securities are treated using the fair value method, whereby the value of the securities on the company’s balance sheet is equivalent to their current market value. These securities will be recorded in the current assets section under the Investment Securities account and will be offset in the shareholder’s equity section under the unrealized proceeds from sale of short-term investments” account. The Short Term Investments account amount represents the current market value of the securities, and the “Unrealized Proceeds From Sale of Short Term Investments” account represents the cash proceeds that the company would receive if it were to sell the investments at the end of the specified accounting period.

4.         MARGINAL LOAN PAYABLE

The Company entered into a marginal loan agreement as part of its new trading account process in 2019 with TD Ameritrade, the Company’s brokerage to continue the purchase of securities and to fund the underfunded balance.  The balance of this account as at June 30, 2020 is $4,541

5.         LINE OF CREDIT – RELATED PARTY

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

August 30, 2019 (date of formation) to June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
September 2019 (line of credit) - line of credit with maturity date of February 2020 was amended 2/28/2021 to extend maturity date to 2/28/2021with unpaid principal balance and accrued interest payable on the maturity date.	$160,801	163,201	41,200

Furthermore, on May 20, 2020, the Company borrowed $221,498 from a Company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County. The loan bears zero percent interest and the maturity is May 4, 2025.	$221,498	0	0
Total Line of credit - related party	$382,299	163,201	41,200

Goldstein Franklin, Inc. - $190,000 line of credit

On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with maturity date of February 15, 2020. On February 28, 2020, the Company amended its line of credit agreement to increase it to the amount of $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $29,199 as of June 30, 2020

Los Angeles Community Capital - $1,500,000 line of credit

            On May 5, 2020, the Company entered into a line of credit (LOC) agreement in the amount of $1,500,000 with maturity date of May 4, 2025 with Los Angeles Community Capital, an entity controlled by the Company’s CEO. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date.   Draws from the LOC would be used to acquire physical or real properties only.  Terms of the LOC include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan.

6.         NET TRADING REVENUE

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost.

Net trading revenue consisted of the following:

January 1, 2020 to June 30, 2020	Amount
Revenue from sale of securities	$232,121
Cost of securities	(172,143)
Dividends and Interest Income	29
Net changes in fair value at end of year	(67,828)
Net trading profit (loss)	$(18,336)

7.         EARNINGS (LOSS) PER SHARE

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings (loss) per share is the same as the basic earnings/loss per share for the period January 1, 2020 to June 30, 2020, as there are no potential shares outstanding that would have a dilutive effect.

January 1, 2020 to June 30, 2020	Amount
Net income	$(18,336)
Dividends	-
Stock option	-
Adjusted net income attribution to stockholders	$(18,336)

Weighted-average shares of common stock outstanding
Basic and Diluted	27,724,684
Net changes in fair value at end of year
Basic and Diluted	$(0.00066)

8.         INCOME TAXES

As of March, the Company had a net operating loss carry forward of $18,336, which may be available to reduce future years’ taxable income through 2040. The company uses the tax rate of 40% for its tax-assets estimates.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, 2020 net operating loss carry forwards of approximately $18,336 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating income carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

January 1, 2020 to June 30, 2020	Amount
Deferred tax assets:
Deferred tax assets (40% of net operating loss)	$7,334
Other temporary differences	-

Total deferred tax assets	7,334
Less- valuation allowance	(7,334)
Total deferred tax assets	$-

The Company did not have material income tax provision (benefit) because of net loss and valuation allowances against deferred income tax provision for the period January 1, 2020 to June 30, 2020.

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	Rate
Statutory federal rate	21%
State income taxes net of federal income tax benefit and others	0%
Permanent differences for tax purposes and others	0%
Change in valuation allowance	-21%
Effective tax rate	-

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance and state income tax benefit, offset by nondeductible expenses. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

9.         RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit was February 15, 2020 originally. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. On February 28, 2020, the Company obtained an amendment of the LOC agreement that increased the amount to $190,000 and also extended the maturity to February 28, 2021.  The Company had unused line of credit of $26,799 as of June 30, 2020.

•         On May 5, 2020, the Company entered into a line of credit (LOC) agreement in the amount of $1,500,000 with maturity date of May 4, 2025 with Los Angeles Community Capital, an entity controlled by the Company’s CEO. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date.   Draws from the LOC would be used to acquire physical or real properties only.  Terms of the LOC include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan.

•         On May 20, 2020, the Company borrowed $221,498 from the line of credit shown above, from a company controlled by its controlling shareholder to purchase a real estate property located in Opportunity Zone in Los Angeles County.  The loan bears zero percent interest and the maturity is May 4, 2025.  While the LOC bears zero percent interest, its terms include a developer fee of 10% of sale price/amount of each property sold that was bought with the loan.

10.       REAL ESTATE INVESTMENTS

 At June 30, 2020 and December 31, 2019 investment properties consist of:

	Real Estate Investments
	June 30, 2020	December 31, 2019

SFR - 11253 S New Hampshire Ave, LA, CA 90044	$321,498	-
Total Real Estate Investments	$321,498	$ -

On May 20, 2020 the Company acquired land and building located at 11253 S New Hampshire Ave, Los Angeles, CA 90044, to hold as investment property for $321,498.  The property is located in an Opportunity Zone area of Los Angeles County.  The Company used $100,000 from its operating cash and borrowed the rest of the acquisition cost from a related party lender.

The property is a single family residence that will require rehabilitation in the range of $25,000 - $45,000 before we could put it up for sale. The previous owners moved on to other location.  There is no rental history on the property but believe that its location in an opportunity zone made it very attractive for Opportunity Zone activities.

The primary intention of the Company is to improve the property and then sell it for profit.  Our LOC contemplates payment of a developer fee of 10% of sale price/amount of each property sold that was bought with the loan. If the Company finds that it could not sell it for profit due to then prevailing market conditions, it would utilize any of the current first-time-homebuyer low-income housing programs in Los Angeles, wherein the Company would agree for the property to be subjected to affordability covenants in order to qualify for HUD-Home subsidies to assist in the sale of the property.  The company believes that this first acquisition would help it to start building a robust portfolio of activities in opportunity zone census tracks.

11.       COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

12.       SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2020 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended June 30, 2020.

SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GIVEMEPOWER CORPORATION

DATED:	August 10, 2020	BY:	/s/Frank I Igwealor
Frank I Igwealor, CPA, CMA, CFM
President; Chief Executive Officer;
Chief Financial Officer